UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  February 7, 2017

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Donald Boone retired from the positions of President, Chief Executive Officer and Treasurer of Jewett-Cameron effective February 7, 2017. Mr. Boone will remain with the Company as a Director, and has also been named as Chairman of the Board of Directors.

Charles Hopewell, the current Chief Operating Officer, has been named as the new President and Chief Executive Officer by the Board of Directors. Mr. Hopewell has also been named as the designated management representative on the Board of Directors. Mr. Hopewell will also serve as the interim Chief Financial Officer.

Ralph Lodewick has resigned from the Company’s Board of Directors effective January 30, 2017. The Board has initiated a search for a new Independent Director to join the Board and serve on the Company’s Audit Committee.

Item 8.01 Other Events.

Donald Boone is voluntarily returning 10,000 shares of his own personal stock to the Company’s treasury for cancellation. The return permits the company to provide additional annual contributions to its employees individual 401K accounts. The shares are anticipated to be returned to treasury within the next several weeks.

The Company’s Board of Directors has also discussed researching potential alternatives to the Company’s current NASDAQ listing due to the Company’s relative size and low trading volume.

Item 9.01  Financial Statements and Exhibits

The following Exhibit is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)   Exhibits

99.1 Jewett-Cameron Trading Company Ltd. press release dated February 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2017	JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/ “Charles Hopewell”
Name: Charles Hopewell
Title: President and Chief Executive Officer